                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (No. 333-69166) and related Prospectus of Magna Entertainment Corp for the distribution on a delayed or continuous basis of up to 1,951,947 shares of its Class A Subordinate Voting Stock upon the redemption or exchange of exchangeable shares of Magna Entertainment Corp.'s Canadian subsidiary, MEC Holdings (Canada) Inc. and up to 868,626 shares of its Class A Subordinate Voting Stock and to the incorporation by reference therein of our report dated December 22, 2000 with respect to the combined financial statements of Bay Meadows Operating Company, LLC and Bay Meadows Catering.



                                                          /s/ Ernst & Young LLP
                                                          ----------------------
                                                          Chartered Accountants

May 31, 2002
 Toronto, Canada